SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                           FORTITUDE GOLD CORPORATION
                           ---------------------------
               (Exact name of registrant as specified in charter)

                Colorado                              85-2602691
        ----------------------                  ----------------------
    (State of Other Jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or Organization)

        2886 Carriage Manor Point
           Colorado Springs, CO                         80906
        -------------------------                    -----------
      (Address of principal executive                 (Zip code)
                offices)

                              Equity Incentive Plan
                              (Full Title of Plan)

                                   Jason Reid
                           Fortitude Gold Corporation
                            2866 Carriage Manor Point
                        Colorado Springs, Colorado 80906
                        --------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 (719) 717-9825
                                ----------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                   Hart & Hart
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b2 of the Exchange Act.

       Large accelerated filer   [ ]    Accelerated filer         [ ]
       Non-accelerated filer     [X]    Smaller reporting company [X]
                                        Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        maximum        maximum
                           Amount       offering      aggregate    Amount of
Title of Securities        to be         price         offering   registration
to be registered         registered(1)  per share(2)    price         fee
-------------------------------------------------------------------------------
Equity Incentive Plan     5,000,000       $7.36      $36,800,000     $4,015

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Equity Incentive Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Equity Incentive Plan, all of which may be reoffered in accordance with the provisions of Form S-8.

(2)  Computed in accordance with Rule 457(h).

                           FORTITUDE GOLD CORPORATION
               Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.   Form S-8 Caption                         Caption in Prospectus
----   ----------------                         ---------------------

1.     Plan Information

       (a)  General Plan Information            Equity Incentive Plan

       (b)  Securities to be Offered            Equity Incentive Plan

       (c)  Employees who may Participate       Equity Incentive Plan
            in the Plan

       (d)  Purchase of Securities Pursuant     Equity Incentive Plan
            to the Plan and Payment for
            Securities Offered

       (e)  Resale Restrictions                 Resale of Shares by Affiliates

       (f)  Tax Effects of Plan Participation   Equity Incentive Plan

       (g)  Investment of Funds                 Not Applicable.

       (h)  Withdrawal from the Plan;           Other Information Regarding
            Assignment of Interest              the Plan

       (i)  Forfeitures and Penalties           Other Information Regarding
                                                the Plan

       (j)  Charges and Deductions and          Other Information Regarding
            Liens Therefore                     the Plan

2.     Registrant Information and Employee      Available Information, Documents
        Plan Annual Information                  Incorporated by Reference

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by Fortitude Gold Corporation (Commission File No. 333-249533) are incorporated by reference into this prospectus:

     o The Company's report on Form 10-K for the year ended December 31, 2020;

     o    The Company's report on Form 10-Q for the period ended March 31, 2021;

     o    The Company's report on Form 10-Q for the period ended June 30, 2021;

     o The Company's reports on Form 8-K filed with the SEC on January 11, 2021, March 4, 2021, March 24, 2021, March 31, 2021, May 11, 2021,
          June 14, 2021 July 22, 2021, and August 3, 2021.

     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Investors are entitled to rely upon information in this registration statement or incorporated by reference at the time it is used by the Company to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this registration statement.

Item 4 - Description of Securities

     The Company is authorized to issue 200,000,000 shares of common stock. Holders of the Company's common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the Company's outstanding common shares can elect all directors.

     Holders of the Company's common stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Company's Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of the Company's common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption from Registration Claimed

     In January 2021 the Company, pursuant to the Company's Equity Incentive Plan, issued 2,250,000 shares of its common stock to nine persons and granted options to purchase 442,000 shares of the Company's common stock to 16 persons. The options are exercisable at prices ranging between $1.00 and $5.48 per share and expire on various dates in 2026.

     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of the common stock and the issuance of the options described above. The persons who acquired the shares and options were sophisticated investors and were provided full information regarding the Company's operations. There was no general solicitation in connection with the grant of the shares or options. The persons who acquired the shares and options acquired them for their own accounts. The shares and options cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid in connection with the sale of the common stock and the issuance of the options.

Item 8 - Exhibits

4   - Instruments Defining Rights of
      Security Holders

(a) - Common Stock                        Incorporated by reference to Exhibits
                                          3.1 and 3.2 of the Company's
                                          Registration Statement on Form S-l,
                                          File No 333-249533.

(b) - Equity Incentive Plan

5   - Opinion Regarding Legality          ________________________________

l5  - Letter Regarding Unaudited Interim
      Financial Information               None

23  - Consent of Independent Public
      Accountants and Attorneys           ________________________________

24  - Power of Attorney                   Included in the signature page of this
                                          Registration Statement

99  - Additional Exhibits
     (Re-Offer Prospectus)                ________________________________

Item 9 - Undertakings

    (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

          (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934.

     (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Jason Reid, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado, on September 3, 2021.

                                       FORTITUDE GOLD CORPORATION


                                       By: /s/ Jason Reid
                                           -----------------------------------
                                           Jason Reid, Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                   Date


/s/ Jason Reid                   Director, Principal          September 3, 2021
-------------------------        Executive Officer
Jason Reid

/s/ Bill M. Conrad               Director                     September 3, 2021
-------------------------
Bill M. Conrad

/s/ John A. Labate               Principal Financial and      September 3, 2021
-------------------------        Accounting Officer
John A. Labate